UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2026
Date of Report (Date of Earliest Event Reported)

Central Index Key Number of the issuing entity:  0001682405
GS Mortgage Securities Trust 2016-GS3
(Exact name of issuing entity)

Central Index Key Number of the registrant:  0001004158
GS Mortgage Securities Corporation II
(Exact name of registrant as specified in its charter)

Central Index Key Number of the sponsor:  0001541502
Goldman Sachs Mortgage Company
(Exact name of sponsor as specified in its charter)

New York	333-207677-02	38-4006910 38-4006911 38-4006912 38-7145174
(State or other jurisdiction of incorporation of issuing entity)	(Commission File Number of issuing entity)	(I.R.S. Employer Identification Numbers)

c/o Computershare Trust Company, N.A., as agent for
Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, MD 21045
(Address of principal executive offices of the issuing entity) (Zip Code)

(212) 934-2882
Registrant's Telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised Financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 6.02 Change of Servicer or Trustee.

The 540 West Madison Mortgage Loan, which constituted approximately 8.1% of the asset pool of the issuing entity as of its cut-off date, is an asset of the issuing entity and is part of a loan combination that is being serviced and administered under the pooling and servicing agreement, dated as of September 1, 2016 relating to the GS Mortgage Securities Trust 2016-GS3 filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on September 30, 2016 (the “GSMS 2016-GS3 PSA”).  Pursuant to Section 7.01(d) of the GSMS 2016-GS3 PSA, Trimont LLC (f/k/a Trimont Real Estate Advisors, LLC) was removed as special servicer of the 540 West Madison Mortgage Loan and Green Loan Services LLC, a Delaware limited liability company, was appointed as the successor special servicer of the 540 West Madison Mortgage Loan under the GSMS 2016-GS3 PSA.

This Current Report on Form 8-K is being filed to record that, effective as of May 6, 2026, the 540 West Madison Mortgage Loan will be specially serviced, if necessary, pursuant to the GSMS 2016-GS3 PSA, by Green Loan Services LLC.

Green Loan Services LLC

Green Loan Services LLC, a Delaware limited liability company (“GLS”), will act as the special servicer with respect to the 540 West Madison Whole Loan. GLS maintains its principal servicing office at 1 Vanderbilt Avenue, 28th Floor, New York, New York 10017.

GLS has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2009. GLS currently has a large loan special servicer rating of “CLLSS2” by Fitch, a commercial loan special servicer ranking of “Average” by S&P, a Morningstar DBRS special servicer rating of MOR3, and is approved by Moody’s and KBRA as a special servicer.

GLS is a wholly owned subsidiary of SL Green Realty Corp. (“SLG”), a real estate investment trust, and New York City’s largest office landlord.  For more than 35 years SLG has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.

SLG has originated in excess of $18.5 billion of structured finance investments and GLS has been appointed as the special servicer on $22.3 billion of mortgage loans for commercial mortgage backed securitizations, $3.1 billion of commercial debt obligations, $5.2 billion of third-party balance sheet loans, in addition to acting as the special servicer on SLG balance sheet positions.  GLS is headquartered in New York.  Since 2009, GLS has served as special servicer on transactions totaling in excess of $30.6 billion.

GLS has detailed operating policies and procedures which are reviewed at least annually and last updated in December 2025. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB. GLS has developed strategies and procedures for managing delinquent loans, loans subject to borrower bankruptcies and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by GLS for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property.

GLS is subject to external and internal audits and reviews, which includes an assessment of compliance by a registered public accounting firm. As part of such external audits, auditors perform, test, work, and review internal controls throughout the year. Additionally, GLS has a formal, documented disaster recovery and business continuity plan.

GLS is a large loan special servicer that specializes in large, complex transactions. GLS accepts a limited number of special servicing assignments each year and provides highly customized and value-added services.

The following table sets forth information as of the dates indicated about GLS’s servicing portfolio of specially serviced commercial and multifamily securitized loans:

Specially Serviced Commercial and Multifamily Loans	As of 12/31/2023	As of 12/31/2024	As of 12/31/2025
By approximate number	6	16	26
By approximate principal balance (in billions)	$5.1	$10.6	$16.2

GLS is currently appointed as the special servicer on 30 loans totaling $19.2 billion within securitizations and 6 third-party balance sheet positions totaling $2.0 billion.  The assets specially serviced by GLS include multifamily/condo, office, retail, hotel, golf course, and other income-producing properties of the same type that secure the 540 West Madison Whole Loan.

In its capacity as the special servicer, GLS will not have primary responsibility for custody services of original documents evidencing the 540 West Madison Whole Loan. GLS may from time to time have custody of certain of such documents as necessary for enforcement actions involving the 540 West Madison Whole Loan or otherwise. To the extent that GLS has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the accepted servicing practices.

GLS does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances, GLS may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of GLS, no special or unique factors of a material nature involved in servicing the 540 West Madison Whole Loan, as compared to the types of commercial real estate assets serviced by GLS in other commercial mortgage-backed securitization transactions generally, and GLS is not expected to require processes and procedures that are different from the processes and procedures employed by GLS in connection with its servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of GLS in the servicing function it will perform under the pooling and servicing agreement for assets of the same type that secure the 540 West Madison Whole Loan. No securitization transaction in which GLS was acting as special servicer has experienced a servicer termination event as a result of any action or inaction of GLS as special servicer, including as a result of a failure by GLS to comply with the applicable servicing criteria in connection with any securitization transaction. GLS has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by GLS in connection with any securitization in which GLS was acting as special servicer. GLS does not believe that its financial condition will have any adverse effect on the performance of its duties under the pooling and servicing agreement, and accordingly, GLS believes that its financial condition will not have any material impact on the 540 West Madison Whole Loan performance or the performance of the certificates.

From time-to-time GLS is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. GLS does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the 540 West Madison Whole Loan pursuant to the pooling and servicing agreement.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against GLS or of which any of its property is the subject, which are material to certificateholders. GLS occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market. GLS does not currently have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

Except for GLS acting as the special servicer of the 540 West Madison Whole Loan, there are no specific relationships that are material involving or relating to this securitization transaction or the 540 West Madison Whole Loan between GLS or any of its affiliates, on the one hand, and the issuing entity, the depositor, any mortgage loan seller, the borrower in connection with the 540 West Madison Whole Loan, any other servicer, the certificate administrator, the custodian, the trustee, any initial purchaser, or any of their respective affiliates, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from this securitization transaction, between GLS or any of its affiliates, on the one hand, and the issuing entity, the depositor, any mortgage loan seller, the borrower in connection with the 540 West Madison Whole Loan, any other servicer, the certificate administrator, the custodian, the trustee, any initial purchaser, or any of their respective affiliates, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

GLS, as special servicer of the 540 West Madison Whole Loan, may enter into one or more arrangements with the 540 West Madison Whole Loan controlling class representative, directing certificateholder, or equivalent party or related entity, which has the right to remove, or vote to remove the special servicer of the 540 West Madison Whole Loan, and to provide for a discount and/or revenue sharing with respect to certain special servicer compensation in connection with the 540 West Madison Whole Loan. The 540 West Madison Whole Loan controlling class representative, directing certificateholder, or equivalent party or related entity may further consider any such economic arrangements with the special servicer of the 540 West Madison Whole Loan or a prospective replacement servicer in entering into any decision to appoint or replace the special servicer of the 540 West Madison Whole Loan from time to time, and such considerations would not be required to take into account the best interests of any certificateholder.

The information set forth above under this heading “— Green Loan Services LLC” has been provided by GLS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GS Mortgage Securities Corporation II
(Depositor)

/s/ Scott Epperson
Scott Epperson, Chief Executive Officer

Date:  May 6, 2026